Exhibit 99.1

Kalaris Reports Full Year 2025 Financial Results and Provides Business Updates

Positive initial data reported from Phase 1a Single Ascending Dose study in nAMD in December 2025;

preliminary data from ongoing Phase 1b/2 study expected in 1H 2027

Intend to initiate Phase 3 clinical trials by year-end 2027

Completed oversubscribed $50.0 million private placement in December 2025

$118.0 million in cash, cash equivalents and marketable securities as of December 31, 2025 is expected to fund operations into the fourth quarter of 2027 and through key clinical milestones

BERKELEY HEIGHTS, N.J., March 17, 2026 (GLOBE NEWSWIRE) - Kalaris Therapeutics, Inc. (Nasdaq: KLRS) (“Kalaris”), a clinical stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases, today announced financial results for the full year ended December 31, 2025 and provided business updates.

“This past year was truly transformational for Kalaris,” said Andrew Oxtoby, Chief Executive Officer of Kalaris Therapeutics. “Following our initial listing as a public company in March 2025, we continued to advance our clinical program for TH103 throughout the year, culminating with the disclosure of positive initial Phase 1a single ascending dose data and concurrent oversubscribed private placement. In Q3 2025, we began to enroll patients in our Phase 1b/2 multiple ascending dose trial which is designed to accelerate TH103’s clinical development and inform dose selection for potential future Phase 3 development.”

Q4 2025 - Business Updates

•

Positive initial Phase 1a data reported in December 2025. The Phase 1a study evaluated a single intravitreal injection of TH103 at three dose levels (0.5 mg, 1.5 mg, 2.5 mg) in treatment-naïve nAMD patients. Thirteen patients completed 6 months of follow-up. Results demonstrated clinical activity on visual acuity and retinal anatomy, as well as pharmacokinetic data that support TH103’s molecular design and preclinical profile, including:

•	Mean 10-letter best corrected visual acuity (BCVA) improvement

•	Mean 129µm improvement in central subfield thickness (CST)

•	Mean ~95% reduction in central subfield intraretinal fluid

•	27 to 51-fold lower mean plasma Cmax than current leading approved anti-VEGF agents

TH103 was generally well-tolerated and that data supported further dose escalation. No dose-limiting toxicities or treatment-related serious adverse events were observed in the Phase 1a study.

TH103’s initial pharmacokinetic profile aligns with the molecule’s engineered properties and preclinical data demonstrating prolonged intraocular residence time.

•

Based on the positive Phase 1a data, Kalaris is currently conducting a Phase 1b/2, multi-ascending dose, dose-finding study evaluating four monthly loading doses of TH103. The study aims to assess the safety and efficacy of repeat doses of TH103 at different dose levels and to identify the optimal dose and regimen for potential Phase 3 development. Preliminary data from the Phase 1b/2 study is expected in the first half of 2027.

•	As announced in December 2025, Kalaris completed a private placement for aggregate gross proceeds of $50.0 million.

Financial Results for the Year Ended December 31, 2025

Cash, Cash Equivalents and Marketable Securities: As of December 31, 2025, Kalaris had cash, cash equivalents and marketable securities of $118.0 million, compared with cash and cash equivalents of $1.6 million as of December 31, 2024. The increase in cash, cash equivalents and marketable securities was primarily a result of the completion of its merger with AlloVir in March 2025 and the closing of its private placement in December 2025. Kalaris expects that its cash, cash equivalents and marketable securities as of December 31, 2025 will be sufficient to fund its operations into the fourth quarter of 2027.

Research and Development Expenses: Research and development expenses were $30.8 million for the year ended December 31, 2025, compared with $45.0 million for the year ended December 31, 2024. The decrease was primarily attributable to a $32.0 million royalty obligation expense for a Royalty agreement that Kalaris entered into with Samsara BioCapital, LP in July 2024, offset by an increase in costs related to the outsourcing of manufacturing and clinical-related costs to support the Phase 1a and Phase 1b/2 clinical trials.

General and Administrative Expenses: General and administrative expenses were $15.4 million for the year ended December 31, 2025, compared with $6.7 million for the year ended December 31, 2024. The increase was primarily attributable to an increase in insurance, legal, accounting, and other professional fees and personnel related costs to support operating as a public company.

Net Loss: For the year ended December 31, 2025, net loss was $43.4 million compared with a net loss of $69.2 million for the year ended December 31, 2024. The total number of shares of common stock outstanding as of December 31, 2025 was 22,902,418.

About Kalaris

Kalaris Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases. Founded by renowned scientist Dr. Napoleone Ferrara, whose pioneering research led to the development of anti-VEGF therapy, the company is committed to advancing novel therapeutic approaches for patients with sight-threatening retinal conditions with major unmet medical needs.

For more information, visit www.kalaristx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risk and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding the strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management of Kalaris; the therapeutic potential of TH103 for neovascular Age-related Macular Degeneration and other exudative and neovascular retinal diseases; the anticipated timeline for reporting data from the ongoing Phase 1b/2 clinical trial of TH103; plans to advance TH103 into Phase 3 clinical trials and to develop TH103 for additional indications; plans to improve the manufacturing process for TH103; the sufficiency of Kalaris’ cash resources for the period anticipated, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of the management of Kalaris as well as assumptions made by, and information currently available to, the management of Kalaris and are subject to risks and uncertainties. There can be no assurance that future developments affecting Kalaris will be those that it has anticipated. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: risks associated with the clinical development and regulatory approval of TH103, including potential delays in the completion of clinical trials; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; the timing of and Kalaris’ ability to enroll patients in clinical trials; whether results from preclinical studies and initial data from early clinical trials will be predictive of the final results of the clinical trials or future trials; dependence on third parties for the development and manufacture of TH103; risks related to the inability of Kalaris to obtain sufficient additional capital to continue to advance its product candidate; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the ability to obtain, maintain, and protect intellectual property rights related to product candidates; changes in regulatory requirements and government incentives; Kalaris’ competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available; the risk of involvement in current and future litigation; and such other factors as are set forth in Kalaris’ public filings with the SEC, including, but not limited to, those described under the heading “Risk Factors”. Kalaris may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release, and Kalaris does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Kalaris Therapeutics Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com

ir@kalaristx.com

Kalaris Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Operating expenses
Research and development	$30,753	$45,042
General and administrative	15,399	6,690

Total operating expenses	46,152	51,732

Loss from operations	(46,152)	(51,732)

Total other income (expense), net	2,714	(17,435)

Net loss	$(43,438)	$(69,167)

Net loss per share, basic and diluted	$(2.85)	$(51.77)

Weighted-average shares outstanding, basic and diluted	15,267,817	1,335,925

Kalaris Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents and marketable securities	$117,982	$1,639
Other current assets	827	967

Total current assets	118,809	2,606

Other assets	2,927	3,556

Total assets	$121,736	$6,162

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities	$9,714	$24,703
Long-term liabilities	33,208	32,076

Total liabilities	42,922	56,779

Redeemable convertible preferred stock	—	45,999
Total stockholders’ equity (deficit)	78,814	(96,616)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$121,736	$6,162